                                                                    EXHIBIT 99.1


                    DELIA*S CORP. ANNOUNCES MANAGEMENT CHANGE


         NEW YORK - October 17, 2002 -- dELiA*s Corp. (Nasdaq:DLIA), a leading multichannel retailer to teenage girls and young women, today announced that Andrea Weiss, President, would, following a medical leave, be taking an extended leave of absence from the company in order to spend more time at home with her family. Ms. Weiss will retain her seat on the company's Board of Directors. While she will no longer be involved in the company's day-to-day operations, she will continue to advise the company on both operating and strategic levels.

         STEPHEN KAHN, CHIEF EXECUTIVE OFFICER, STATED, "WHILE WE HAD ORIGINALLY EXPECTED ANDREA WOULD REJOIN THE COMPANY FOLLOWING A SPEEDY RECOVERY FROM SURGERY, AT THIS TIME SHE HAS ELECTED TO TAKE AN EXTENDED LEAVE, AND WILL SERVE IN AN ADVISORY ROLE GOING FORWARD. WE APPRECIATE HER MANY CONTRIBUTIONS TO DELIA*S OVER THE COURSE OF THE PAST EIGHTEEN MONTHS, AND WISH HER THE BEST IN HER CONTINUED RECOVERY."

ABOUT DELIA*S CORP.
dELiA*s Corp. is a multichannel retailer that markets apparel, accessories and home furnishings to teenage girls and young women. The company reaches its customers through the dELiA*s catalog, www.dELiAs.com and its 65 dELiA*s retail stores.

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future results or events. The terms "believe," "expect," "intend," "anticipate" and "plan" as well as similar expressions are intended to identify some of the forward-looking statements contained in this press release. Forward-looking statements involve a number of risks, uncertainties and other factors beyond dELiA*s control, which may cause material differences in actual results, performance or other expectations. These risks include, but are not limited to, the following: continuing costs related to our restructuring initiatives in excess of our reserves for such initiatives; our ability to reduce expenses successfully; reduced service levels or product quality as a result of cost-cutting initiatives; increases in the cost of materials, printing, paper, postage, shipping and labor; our ability to leverage investments made in infrastructure through growth; our ability to obtain acceptable store sites and lease terms; our ability to open new stores in a timely fashion; adverse weather conditions; increased levels of competition; our ability to retain key personnel; downturns in general economic conditions; changes in fashion trends; decreased levels of service from third party vendors and service providers; and other factors detailed elsewhere in this press release and our most recent annual report on Form 10-K.